UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2017

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1201 S. Alma School Road, Suite 12500

Mesa, AZ 85210

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

As previously reported  on a Current Report of Form 8-K filed on August 10, 2016 with the Securities and Exchange Commission, on August 2, 2016, Spindle, Inc., a Nevada corporation (the "Company") filed a lawsuit in the United States District Court for the District of Arizona, case 2:16-cv-02613-MHB (Spindle, Inc., a Nevada Corporation vs. William Clark and Joann Clark, husband and wife; Sean Tate and Patricia La Due-Tate, husband and wife; Justin Clark, an individual; and Phasive, Inc., an Arizona corporation, collectively, the “Parties”).  On June 23, 2017, the Parties entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”)  whereby the Parties agreed to dismiss all claims and counter-claims which became effective on July 11, 2017. The Parties specifically deny all allegations against them, respectively, whether by direct claim, counter-claim or cross-claim. As part of the Settlement Agreement, a third party agreed to purchase all of the shares of the Company’s common stock owned by the Parties adverse to the Company for an undisclosed amount.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Resignation of a Director

On July 10, 2017, Frank Knuettel, II resigned as Chairman of Spindle, Inc.’s (the “Company”) Board of Directors (the “Board”) for personal reasons. Mr. Knuettel’s resignation was not due to any dispute with the Company.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10.1

Settlement Agreement and Mutual Release dated June 23, 2017.

10.2

Resignation Letter, dated July 10, 2017, by Frank Knuettel II.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 14, 2017

SPINDLE, INC.

By:	/s/ Jack Scott
Name: Jack Scott
Title: Interim Chief Executive Officer

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